PubMatic to Acquire Martin to Further Accelerate Supply Path Optimization Product Innovation
Technology to Enhance Development Roadmap for Buy-Side Customers
NO-HEADQUARTERS/REDWOOD CITY, Calif., September 14, 2022 (GLOBE NEWSWIRE) - PubMatic (Nasdaq: PUBM), an independent technology company delivering digital advertising’s supply chain of the future, today announced that it has entered into a definitive agreement to acquire Martin, a media measurement and reporting platform, deepening the company’s investment in supply path optimization (SPO).
“The digital advertising supply chain of the future must be efficient and effective for both publishers and buyers alike. To this end, over the past several years we have been investing in technology and solutions to enable buyers to efficiently access inventory and audiences from top publishers around the globe,” said Rajeev Goel, co-founder and CEO at PubMatic. “By integrating Martin’s robust workflow, analytics and optimization capabilities for advertisers and agencies into our platform, we believe we will further accelerate and solidify our position as the platform of choice for buyers, and in turn bring greater advertising revenue to our global publisher base.”
The acquisition is in response to growing demand from PubMatic’s buy-side customers for enhanced tools to take advantage of PubMatic’s global omnichannel inventory, including market-leading addressability solutions like Connect and innovative technology to enable SPO.
“We are thrilled to join PubMatic, a leader in programmatic technology and innovation. As the industry matures, it’s more important than ever to deliver transparent insights to buyers in order to improve their ability to reach their audiences on quality content,” said Tanja Mimica, CEO and founder at Martin. “I am excited for our extremely talented team to join the PubMatic family where we can continue to innovate as part of PubMatic’s SPO product roadmap.”
The transaction will be fully funded from existing cash on PubMatic’s balance sheet, and is expected to close in mid-September 2022, subject to customary closing conditions.
About Martin
Martin is a media measurement and reporting platform that delivers customized solutions for sophisticated buyers to increase return on media spend.
About PubMatic
PubMatic (Nasdaq: PUBM) is an independent technology company maximizing customer value by delivering digital advertising’s supply chain of the future. PubMatic’s sell-side platform empowers the world’s leading digital content creators across the open internet to control access to their inventory and increase monetization by enabling marketers to drive return on investment and reach addressable audiences across ad formats and devices. Since 2006, our infrastructure-driven approach has allowed for the efficient processing and utilization of data in real time. By delivering scalable and flexible programmatic innovation, we improve outcomes for our customers while championing a vibrant and transparent digital advertising supply chain.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the anticipated benefits of the transaction, are forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, without limitation, risk related to the ability of the parties to satisfy the closing conditions in a timely fashion or at all, risks related to the integration of Martin into PubMatic, risk related to the potential impact on Martin’s business and business relationships as a result of the transaction and risk related to the ability of PubMatic and Martin to retain and motivate key employees. It is not possible for PubMatic’s management to predict all risks, nor can PubMatic assess the impact of all factors on PubMatic’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements PubMatic may make. In light of these risks, uncertainties, and assumptions, the actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. For more information about risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, please refer to PubMatic’s Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and its other filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. PubMatic undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com
(917) 826-1103